UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2006

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

000-32593	73-1599600
(Commission File Number)	(IRS Employer Identification Number)

115 West 7th Street, Suite 1415, Forth Worth, Texas 76102

(Address of Principal Executive Offices)

(877) 329-8388

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2006, Wentworth Energy, Inc. (the "Company") entered into a Stock Purchase Agreement (the “Agreement”) with George Barnes (“Barnes”), the primary shareholder of Barnico Drilling, Inc., a Texas corporation (“Barnico”).  On Ma y ~~y~~ 1 ~~30~~ , 2006, and again on June 30, 2006, the Company entered into amendments of the Agreement which corrected the number of issued and outstanding shares of Barnico and the names of the holders of those shares and further refined the closing date.  Pursuant to the terms of the Agreement, the Company agreed to acquire 100% of the total issued and outstanding shares of Barnico in exchange for 2,500,000 shares of the Company’s authorized but un-issued shares of common stock and $5,000,000 in cash.  The completion of the transactions contemplated by the Agreement was delayed and conditioned upon the Company’s ability to secure adequate financing, affirmation of Barnico’s auditability, and preparation of two years of Barnico’s financial information and the simultaneous acquisition of the P.D.C. Ball Mineral & Royalty Estate.  On July 2 5 ~~4~~ , 2006, the Company secured financing and, on July 26 2006, the transactions contemplated by the Agreement were completed.

Item 2.01

Completion of Acquisition or Disposition of Assets

On July 25, 2006, the Company secured $32,350,000 of financing allowing it to complete the acquisition transactions contemplated in the Agreement on July 26, 2006 ..  The Company acquired 100% of the issued and outstanding shares of Barnico, which will become a wholly-owned subsidiary.  These Barnico shareholders will receive a 2% overriding royalty on all new production revenue generated by the Wentworth division headed by Mr. Barnes.  This acquisition agreement was conditioned upon the acquisition of the P.D.C. Ball Mineral & Royalty Estate Properties, the engagement of Michael Studdard as an executive officer of the Company, the engagement of George Barnes as an executive officer of the Company, the securing of financing sufficient to cause the acquisitions and the undertaking of the exploration program contemplated for the Ball Properties.  See Exhibit 10. 25 , the Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral & Royalty Estate, filed with the Form 8K indicating the respective acquisition, and the exhibits thereto.

Concomitant with the closing, George Barnes has agreed to become a director of the Company, and has entered into a consulting agreement with Wentworth Energy, paying him $120,000 during the first year and then $180,000 for each of the next two years, plus $27,000 per year in lieu of benefits.  Mr. Barnes also received 2,350,000 options to purchase Wentworth Energy common stock at $1.50 per share for a period of 3 years, with the options vesting at the rate of 195,834 per quarter.  Termination of the consulting agreement without good cause will entitle Mr. Barnes to lump-sum payout of the remainder of the contract, and any remaining options immediately vested but exercisable within 30 days of termination.  This consulting agreement was conditioned upon the acquisition of the Ball Properties and Barnico Drilling, Inc. by Wentworth Energy and sufficient funding to undertake the exploration program.  Further details regarding the new director and the consulting agreement will be included in a separate 8-K filing.

Item 9.01	Financial Statements and Exhibits
(d)	Financial Statements to be provided within 71 days of July 2 6, 2006
Exhibit No	Description
10. 25	Stock Purchase Agreement with George Barnes (Barnico Drilling, Inc.), dated March 2 6 , 2006, effective July 2 6 , 2006
10. 26	Amendments to Stock Purchase Agreement with George Barnes (Barnico Drilling, Inc.) dated May 1, 2006 and June 30, 2006, to be effective upon closing, July 2 6 , 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WENTWORTH ENERGY, INC
Date: August 1, 2006	By: /s/ John Punzo
John Punzo, President